Exhibit 99.2

Berenson Acquisition Corp. I Announces Partial Exercise of Underwriters’ Over-Allotment

Option in Connection with its Initial Public Offering

NEW YORK CITY, NY, October 25, 2021 – Berenson Acquisition Corp. I (the “Company”), today announced that the underwriters of its previously announced initial public offering of units have partially exercised their over-allotment option on October 22, 2021, resulting in the issuance of an additional 2,510,000 units at a public offering price of $10.00 per unit. After giving effect to the exercise of the option, an aggregate of 27,510,000 units have been issued in the initial public offering at an aggregate offering price of $275,100,000.

Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Company expects that its Class A common stock and warrants will be listed on the New York Stock Exchange under the symbols “BACA” and “BACA WS”, respectively.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location, although it intends to focus on businesses operating in the software and technology-enabled services industry with a total enterprise value in excess of $1 billion. Navigation Capital Partners, Inc. is a member of the Company’s sponsor group.

BofA Securities and Wells Fargo Securities, LLC served as joint bookrunners of the initial public offering.

A registration statement relating to the securities was declared effective by the Securities and Exchange Commission on September 27, 2021. The public offering was made only by means of a prospectus. Copies of the prospectus may be obtained from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, or e-mail dg.prospectus_requests@bofa.com and Wells Fargo Securities, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York 10001, at (800) 326-5897 or emailing a request to cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Berenson Acquisition Corp. I

Berenson Acquisition Corp. I is a special purpose acquisition company (SPAC) focused on the software and technology-enabled services industry, The Company intends to effect a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses in the software or technology-enabled services sectors with a total enterprise value of in excess of $1 billion. For more information, visit http://www.berensonacquisitioncorp.com/.

Contact:

Berenson Acquisition Corp. I

Josh Woodbridge

ir@berensonacquisitioncorp.com

http://www.berensonacquisitioncorp.com/

Media Contact:

Prosek Partners

Forrest Gitlin

FGitlin@prosek.com